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                                  EXHIBIT 16







August 19, 1996

Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

    We have read Item 4 in the Form 8-K dated August 12, 1996 of Advanced Deposition Technologies, Inc. (Commission File Number 1-12230) and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen, LLP
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Arthur Andersen, LLP